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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): September 15, 2000
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                                  Applix, Inc.
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               (Exact name of registrant as specified in charter)

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
        Massachusetts                       0-25040                                04-2781676
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(State or other jurisdiction          (Commission File No.)             (IRS Employer Identification No.)
      of incorporation)
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112 Turnpike Road, Westboro, Massachusetts                       01581
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 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (508) 870-0300
                                                    ----------------------------

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.        OTHER EVENTS.

     On September 15, 2000, the Board of Directors of Applix (the "Company") declared a dividend of one Right for each outstanding share of the Company's Common Stock to stockholders of record at the close of business on October 2, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Stock"), at a Purchase Price of $42.00 in cash, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of September 18, 2000 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

     Initially, the Rights will be evidenced by the Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days (or such later date as may be determined by the Board of Directors of the Company) following the later of (a) the first date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (b) the first date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by the Board of Directors of the Company) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire upon the close of business on September 18, 2010 (the "Final Expiration Date") unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except for shares of Common Stock issued upon the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that any Person becomes an Acquiring Person, unless the event causing the 15% threshold to be crossed is a Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a Right (except as provided below and in Section 7(e) of the



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Rights Agreement) shall thereafter have the right to receive upon exercise, in lieu of Preferred Stock, that number of shares of Common Stock of the Company (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) per share of Common Stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The events summarized in this paragraph is referred to as a "Section 11(a)(ii) Event."

     For example, at an exercise price of $42.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase for $42.00 such number of shares of Common Stock (or other consideration, as noted above) as equals $42.00 divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock. Assuming that the Common Stock had a per share value of $21.00 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $42.00.

     In the event that, at any time after any Person becomes an Acquiring Person, (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Permitted Offer) or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as "Section 13 Events." A Section 11(a)(ii) Event and
Section 13 Events are collectively referred to as "Triggering Events."

     For example, at an exercise price of $42.00 per Right, each valid Right following a Section 13 Event would entitle its holder to purchase for $42.00 such number of shares of common stock of the acquiring company as equals $42.00 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a per share value of $21.00 at such time, the holder of each valid Right would be entitled to purchase four shares of common stock of the acquiring company for $42.00

     At any time after the occurrence of a Section 11(a)(ii) Event, subject to certain conditions, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).


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     The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then-current market price (as defined in the Rights Agreement) of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, a minimum preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any unpaid dividends) and will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     At any time prior to the earlier of (i) the tenth Business Day (or such later date as may be determined by the Board of Directors of the Company) after the Stock Acquisition Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), payable in cash or stock. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not


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be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by the Board prior to such time as the Rights are no longer redeemable.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated September 20, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

             The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or included in this report.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2000

                                          APPLIX, INC.


                                          By: /s/ Edward Terino
                                             --------------------------------
                                          Name: Edward Terino
                                          Title: Vice President


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                                  EXHIBIT INDEX

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Exhibit No.              Description
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
        4.1              Form of Rights Agreement, dated as of September 18, 2000, between
                         Applix, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the terms of the Series A Junior Participating
                         Preferred Stock, as Exhibit B the Form of Rights Certificate, and as
                         Exhibit C the Summary of Rights to Purchase Preferred Stock.(1)
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(1) Incorporated by reference to the Registrant's Registration Statement on Form
8-A, dated September 20, 2000 and filed by the Registrant with the Commission.


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